UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 27, 2018 (April 25, 2018)

Carriage Services, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-11961	76-0423828
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3040 Post Oak Boulevard, Suite 300
Houston, Texas 77056
(Address, including zip code, of principal executive offices)

Registrant's telephone number, including area code:
(713) 332-8400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.    Entry into a Material Definitive Agreement
As previously disclosed, on August 30, 2012, Carriage Services, Inc. (the “Company”) entered into a secured credit facility (as amended, the “Credit Agreement”) with Bank of America, N.A. as the Administrative Agent (the “Administrative Agent”).
On April 25, 2018 (the “Eighth Amendment Effective Date”), the Company entered into an eighth amendment and commitment increase to the Credit Agreement (the “Eighth Amendment”), which amended the Credit Agreement to (i) increase the aggregate revolving credit commitment to $200 million, (ii) permit the Company to use the proceeds of revolving loans; (a) to repay certain indebtedness; (b) for working capital and acquisitions; (c) to make certain capital expenditures; (d) to pay interest on certain subordinated indebtedness and refinancing indebtedness; (e) to prepay, repay, purchase or redeem certain subordinated indebtedness (subject to the satisfaction of certain terms and conditions); and (f) for general corporate purposes; (iii) modify the maximum senior secured leverage ratio covenant, as described below, and (iv) release the mortgage liens of the Administrative Agent on certain real property collateral located in a flood plain, among other things.
Following the effectiveness of the Eighth Amendment, under the Credit Agreement, the Company must comply with a covenant to maintain a maximum senior secured leverage ratio as follows: no more than 4.50 to 1.00 from the Eighth Amendment Effective Date through June 30, 2018; no more than 4.25 to 1.00 at the end of the fiscal quarter ending September 30, 2018; no more than 4.00 to 1.00 at the end of the fiscal quarter ending December 31, 2018; no more than 3.75 to 1.00 at the end of the fiscal quarter ending March 31, 2019; and no more than 3.50 to 1.00 at the end of the fiscal quarter ending June 30, 2019 and at the end of any fiscal quarter thereafter.
The foregoing description is a summary of the Eighth Amendment and is qualified in its entirety by reference to the Eighth Amendment, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.
The disclosures above under Item 1.01 of this Current Report on Form 8-K are also responsive to Item 2.03 of this Current Report on Form 8-K and are hereby incorporated by reference into this Item 2.03.

Item 9.01    Financial Statements and Exhibits

(d)     Exhibits

10.1
Eighth Amendment and Commitment Increase to Credit Agreement dated as of April 25, 2018, among Carriage Services, Inc., the financial institutions party thereto, as lenders, and Bank of America, N.A., as administrative agent.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARRIAGE SERVICES, INC.

Dated: April 27, 2018	By:	/s/ Viki K. Blinderman
Viki K. Blinderman
Senior Vice President, Principal Financial Officer and Secretary